Articles of Amendment
to
Articles of Incorporation
of

TPT Global Tech, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

M83184

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles oflncorporation:

A. **If amending name, enter the new name of the corporation:**

_____________________ *The new name must be distinguishable and contain the word "corporation, " "company,"or "incorporated" or the abbreviation "Corp., " "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered, " "professional association, "or the abbreviation "P.A. "*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POSTO FFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent _____________________

____
(Florida street address)

New Registered Office Address: _____________________, Florida _________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable
D The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO= Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, Vas Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
KRemove	y	Mike Jones
_X Add	SV	Sally Smith

Type of Action (Check One)		Title		Address
1) _	Change	________	________________________	________________________
	Add			________________________
	Remove			________________________
2) _	Change	________	________________________	________________________
	Add			________________________
	Remove			________________________
3) _	Change	________	________________________	________________________
	Add			________________________
	Remove			________________________
4) _	Change	________	________________________	________________________
	Add			________________________
	Remove			________________________
5) _	Change	________	________________________	________________________
	Add			________________________
	Remove			________________________
6) _	Change	________	________________________	________________________
	Add			________________________
	Remove			________________________

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary).* *(Be specific)*

Article Fourth shall be amended to add the following text as an additional paragraph:

Each share of issued and outstanding Common Stock as of a record date of September 29, 2022, is reverse split on a one-for-one thousand basis on September 30, 2022, at 4 PM EDT, such that each old share represents 1/1,000 of a new share. A surrender of the old share certificate is not required to be made by each shareholder, and the stockholder records will be automatically adjusted to reflect the reverse split. Fractional Shares shall be rounded up to the next whole share at the beneficial owner level. (The effective dates may be amended and extended by Board action in the event of delays in in approval by FINRA.)

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate NIA)

The date of each amendment(s) adoption: ______________________________, if other than the date this document was signed.

Effective date if applicable: September 30, 2022

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

o The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

[X] The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

o The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________

(voting group)

Dated September 21, 2022

Signature

(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Stephen J Thomas III

(Typed or printed name of person signing)

CEO and President

(Title of person signing)